UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) July 25, 2011

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.02 Results of Operations and Financial Condition

On July 26, 2011, Tellabs, Inc. is reporting its results of operations for its fiscal second quarter ended July 1, 2011. A copy of the press release issued by Tellabs, Inc. concerning the foregoing results is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and related information in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of Tellabs, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02, including related information in Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), Tellabs, Inc. has provided non-GAAP financial measures in the press release attached as Exhibit 99.1 as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effect of certain charges, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate certain items of expenses and losses from cost of revenue, operating expenses, other income and expenses, and income taxes. Management believes that this presentation enables investors to better evaluate the current operational and financial performance of our business and facilitate comparisons to historical results of operations. Management uses these measures for reviewing our financial results and for business planning and performance. Management discloses this information publicly along with a reconciliation of the comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and other charges, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.

Item 2.05 Costs Associated with Exit or Disposal Activities

On July 25, 2011, management initiated a restructuring plan that will enable Tellabs to align its cost structure to current business conditions. Actions under this plan are expected to be substantially completed by the end of the second quarter of 2012. We expect to record pretax charges in the third quarter of 2011 through the second quarter of 2012 of approximately $22 million. The pretax charges will consist of $13 million for workforce reductions of approximately 330 employees and $9 million for facility- and asset-related charges. Estimated cash payments under this plan are expected to be $18 million beginning in the third quarter of 2011 and continuing through the end of 2012.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected charges and costs related to the above-described restructuring plan, that involve risks and uncertainties. Actual charges and costs may differ from those discussed above. Factors that might cause such a difference include, but are not limited to, risks associated with: customer concentration, the competitive landscape, including pricing and margin pressures, the response of customers and competitors, industry consolidation, the integration of a new business, the introduction of new products, the entrance into new markets, the ability to secure necessary resources, the ability to realize anticipated savings under our cost-reduction initiatives, overall negative economic conditions generally and disruptions in credit and capital markets, including specific impacts of these conditions on the telecommunications industry, and other factors as more fully described in our Annual Report on Form 10-K for the year ended December 31, 2010, under the caption “Risk Factors.” In light of these factors investors are advised not to rely on forward-looking statements in deciding whether to buy, sell or hold the company’s securities. The company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Tellabs, Inc., dated July 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer and duly authorized officer)

July 25, 2011

(Date)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Tellabs, Inc., dated July 26, 2011